                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. 1)

Filed by the registrant /X/

Filed by a party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             Micro Bio-Medics, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ----------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

     ----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     ----------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     ----------------------------------------------------------------------

- -----------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     ----------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.

     ----------------------------------------------------------------------

(3)  Filing Party:

     ----------------------------------------------------------------------

(4)  Date Filed:

     ----------------------------------------------------------------------

                             MICRO BIO-MEDICS, INC.
                               846 PELHAM PARKWAY
                          PELHAM MANOR, NEW YORK 10803

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON JUNE 23, 1995 AT 9:30 A.M.


To the Shareholders of Micro Bio-Medics, Inc.

     Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Micro Bio-Medics, Inc., a New York corporation (the "Company"), will be held at the Ramada Hotel at One Ramada Plaza, New Rochelle, New York 10801 on June 23, 1995 at the hour of 9:30 A.M. local time for the following purposes:

     (1)  To elect four Directors of the Company for the coming year;

     (2) To consider and vote upon the ratification, adoption and approval of certain amendments to the Company's 1992 Incentive and Non-Statutory Stock Option Plan; and

     (3) To transact such other business as may properly come before the Meeting.

     Only shareholders of record at the close of business on May 19, 1995 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                         By Order of the Board of Directors

                         Renee Steinberg, Secretary

May 22, 1995

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

MICRO BIO-MEDICS, INC                                         846 PELHAM PARKWAY
                                                    PELHAM MANOR, NEW YORK 10803
                                                                  (914) 738-8400

                                 PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") referred to in the foregoing notice. It is contemplated that this Proxy Statement, together with the accompanying form of proxy and the Company's Annual Report for the fiscal year ended November 30, 1994 will be mailed together to shareholders on or about May 22, 1995.

     The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is May 19, 1995. On that date there were issued and outstanding, approximately 3,650,000 shares of Common Stock, par value $.03 per share. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share held in his name on the record date. Directors will be elected by a plurality of the votes cast at the Meeting. The ratification of certain amendments to the Company's 1992 Incentive and Non-Statutory Stock Option Plan and all other proposals will be decided by a majority of the votes cast at the Meeting. Stockholders will not be allowed to vote separately on each proposed amendment to the 1992 Incentive and Non-Statutory Stock Option Plan.

     All proxies received pursuant to this solicitation will be voted (unless revoked) at the Annual Meeting of June 23, 1995 or any adjournment thereof in the manner directed by a shareholder and, if no direction is made, will be voted for the election of each of the management nominees for director in Proposal
No. 1 and in favor of the ratification, adoption and approval of certain amendments to the Company's 1992 Incentive and Non-Statutory Stock Option Plan. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a shareholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, American Stock Transfer & Trust Company, at 40 Wall Street, New York, New York 10005 or by executing and delivering a later-dated proxy. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy; thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

     As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing that will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxies. All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company.

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of its Common Stock and all officers and directors, both individually and as a group. For purposes of calculating the amount of beneficial ownership and the respective percentages, the number of shares of Common Stock which may be acquired by a person are considered outstanding notwithstanding the vesting schedule or the need to obtain stockholder approval of an increase in the number of shares subject to the 1992 Plan in order to permit certain options to become exercisable, but shall not be deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.

                                           Amount
                                         and Nature              Approximate
Name and Address of                     of Beneficial              Percent
Beneficial Owner (1)                    Ownership (1)           of Class (2)
- --------------------                    -------------           ------------

Renee Steinberg (3)(12)
20080 Boca West Drive
Apt. 458
Boca Raton, FL 33434                       175,701                   4.8

Bruce J. Haber (4)                         853,834                  19.5

Louis Buther (5)                           166,667                   4.4

Marvin S. Caligor (11)                     101,083                   2.7

Ernest W. Nelson (6)                       111,834                   3.0

Gary Butler (7)                             17,500                    *

K. Deane Reade, Jr.(8)(10)
One Madison Ave. Suite 25A
Box 20
New York, NY 10010                         174,519                   4.6

Michael Levy (13)                            3,000                    *

All officers and
directors as a group
(eight persons) (9)(14)                  1,604,138                  33.0
- --------------------------------
*    Represents less than one percent of the outstanding Common Stock.

 (1) Unless otherwise indicated, all shares are directly owned and investing power is held by the persons named. All addresses, except as otherwise noted, are c/o of Micro Bio-Medics, Inc., 846 Pelham Parkway, Pelham Manor, NY 10803.

 (2) Based upon 3,640,874 shares of Common Stock issued at April 18, 1995.

 (3) May be deemed to be a "founder" or "parent" of the Company for purposes of the Securities Act of 1933, as amended.

 (4) Includes options to purchase 735,000 shares granted to Mr. Haber.

 (5) Includes options to purchase 150,333 shares granted to Mr. Buther.

 (6) Includes options to purchase 103,666 shares granted to Mr. Nelson.

 (7) Includes options to purchase 11,166 shares granted to Mr. Butler.

 (8) Includes shares owned under certain retirement trusts and profit sharing plans.

 (9) Includes options to purchase 1,216,499 shares granted to officers and directors, 25,000 shares issuable upon exercise of Debentures and 20,021 shares issuable upon exercise of 19,122 Series 1 Warrants.

(10) Includes options to purchase 108,333 shares. Also includes 7,853 shares issuable upon exercise of 7,500 Series 1 Warrants and 25,000 shares issuable upon conversion of certain Debentures.

(11) Includes options to purchase 69,667 shares granted to Mr. Caligor and 12,168 shares issuable upon exercise of 11,622 Series 1 Warrants.

(12) Includes options to purchase 35,334 shares granted to Renee Steinberg.

(13) Includes options to purchase 3,000 shares granted to Mr. Levy.

     The Company does not know of any arrangement or pledge of its securities by persons now considered in control of the Company that might result in a change of control of the Company.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

                 MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR OF
                  THE NOMINEES NAMED TO THE BOARD OF DIRECTORS.

                         DIRECTORS WILL BE ELECTED BY A
                   PLURALITY OF THE VOTES CAST AT THE MEETING.

     Four directors are to be elected at the meeting for terms of one year each and until their successors shall be elected and qualified. It is intended that votes will be cast pursuant to such proxy for the election of the four persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld. All of the nominees are now members of the Board of Directors and were re-elected as directors by the shareholders at the Company's last Annual Meeting which was held on June 24, 1994. In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors.

     The following table sets forth information concerning each director of the Company, each of which has been nominated to continue as a director of the Company.

                               Term    First
                                of     Became           Principal
Name                    Age   Office   Director        Occupation
- ----                    ---   ------   --------        ----------
Bruce J. Haber           42     (1)      1981     President of the Company

Marvin S. Caligor        64     (1)      1982     Consultant

Renee Steinberg          72     (1)      1971     Secretary of the Company

K. Deane Reade Jr.       54     (1)      1987     Managing Director of John
                                                  Hancock Capital Growth
                                                  Management,Inc.
- ------------------
(1) Directors are elected at the annual meeting of shareholders and hold office until the following annual meeting.

     Bruce J. Haber is serving as President and a Director of the Company.
Mr. Haber was elected to the position of President in December, 1983; has served as a Director of the Company since September, 1981; and, since that date, until his election as President of the Company, served as Executive Vice-President of the Company. Prior to his affiliation with the Company, Mr. Haber served from 1977 to August, 1981 as a Vice-President of Commercial Credit Business Services, Inc., New York. Mr. Haber holds a Bachelor of Science degree from the City College of New York and a Master of Business Administration from Baruch College in New York. Mr. Haber is a full-time employee of the Company.

     Marvin S. Caligor, a Director of the Company since March 1, 1982, when Caligor Physicians and Hospital Supply division of Health-Chem Corporation was acquired by the Company. Mr. Caligor also served as Senior Vice-President of the Company from March, 1982 until December, 1987. Since December, 1987, Mr. Caligor has been employed by the Company as a consultant on a part-time basis. From 1969 until its acquisition by the Company, Mr. Caligor was President of the division and an officer and director of Health-Chem Corporation. Mr. Caligor is a licensed pharmacist and holds a Bachelor of Science in Pharmacy from Columbia University.

     Renee Steinberg has served as Secretary and a Director of the Company for more than the past 5 years and has not been associated with any firm other than the Company and its subsidiaries during such period. Mrs. Steinberg received a Bachelor of Science degree from Cornell University and is a founder of the Company.

     K. Deane Reade, Jr. has been a Director of the Company since July, 1987. Mr. Reade is Managing Director of John Hancock Capital Growth Management, Inc. and a General Partner of the John Hancock Capital Growth Partners, L.P. In addition, Mr. Reade is a director of Bangert, Dawes, Reade, Davis & Thom, Inc., a private investment banking firm with offices in New York and San Francisco. As a founder of Bangert, Dawes, Reade, Davis & Thom, Inc., he served as president since its establishment in 1975. Mr. Reade is a graduate of Rutgers University. He is a director of John Hancock Capital Growth Management, Inc. (New York and San Francisco, California); Everlock Fastening Systems, Inc. (Troy, Michigan); American/Elgen, Inc. (Irvington, New Jersey); Myers Industries, Inc. (Lincoln, Illinois); Wundies Industries Inc. (New York, New York), Zimpro Environmental, Inc. (Rothchild, Wisconsin), U. S. Souvenir, Inc. (Honolulu, Hawaii) and Trail Blazers Camps, Inc. (New York, N.Y.) a 100 year old social service organization with a year round educational program for disadvantaged children from the Metropolitan New York - New Jersey area.

     Five meetings of the Board of Directors were held during fiscal 1994. Each meeting was attended by all directors.

     In October, 1987, the Company established an Executive Compensation Committee with Renee Steinberg as Chairman and Bruce Haber and K. Deane Reade as members and an Audit Committee with K. Deane Reade as Chairman and Bruce Haber and Marvin Caligor as members.

     The Compensation Committee has the power to review compensation of the Company's executive officers, including salaries, the granting of stock options and other forms of compensation for executive officers whose salaries are within the purview of the Board of Directors. In some cases, the Compensation Committee may make recommendations to the entire Board of Directors for its approval or, itself exercise the powers and authority of the Board of Directors to designate compensation. During fiscal 1994, this committee held eight meetings by unanimous consent.

     The Audit Committee has the power to (i) select the independent certified public accountant, (ii) satisfy itself on behalf of the Board that the external and internal auditing procedures assure reliable and informative accounting and financial reporting, (iii) have meetings with management, or with the auditors, or with both management and auditors, to review the scope of the auditor's examination, audit reports and the Corporation's internal auditing procedures and reviews, (iv) monitor policies established to prohibit unethical, questionable, or illegal activities by those associated with the Corporation; and (v) review the compensation paid to the auditors through annual audit and non-audit fees and the effect on the independence on the auditors in relation thereto, and it may exercise the powers and authority of the Board of Directors to implement changes in connection with the foregoing or, at its option, may make recommendations to the entire Board of Directors for its approval. During fiscal 1994, the audit committee held one meeting.

     The Company's last annual meeting of shareholders was held on June
24, 1994. Of the 3,547,169 shares of Common Stock eligible to vote at such meeting, 3,228,910 shares were present in person or by proxy. At such meeting, Bruce J. Haber, Marvin Caligor, K. Deane

Reade Jr. and Renee Steinberg were elected directors. The report of the inspectors of election was as follows:

                                 For             Against
                              ---------          ------

     Bruce J. Haber           3,174,314          54,596
     Marvin S. Caligor        3,176,348          52,562
     Renee Steinberg          3,176,163          52,747
     K. Deane Reade, Jr.      3,176,348          52,562

     The following table sets forth information concerning each executive officer of the Company. The officers of the Company serve at the pleasure of the Board of Directors and until their successors are chosen and qualify.

Name                     Age       Position with Company
- ----                     ---       ---------------------

Bruce J. Haber            42       President
Louis Buther              41       Vice-President
Ernest W. Nelson          40       Vice-President
Michael J. Levy           57       Vice-President
Stuart Fleischer          42       Vice President of Finance and
                                   Principal Financial and Accounting
                                   Officer
Gary L. Butler            52       Treasurer
Renee Steinberg           72       Secretary

     During fiscal 1994, Marvin Caligor, Michael Levy and Louis Buther each filed a Form 4 late on one occasion.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides a summary compensation table with respect to the compensation of the Company's Chief Executive Officer (CEO) and the executive officers other than the CEO who are serving as executive officers at the end of fiscal 1994 whose total annual salary and bonus, if any, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                                                                         Long Term Compensation
                                                                             ---------------------------------------
                                           Annual Compensation                         Awards                Payouts
                                 ------------------------------------        -------------------------       -------

    (a)                (b)          (c)            (d)          (e)             (f)            (g)            (h)         (i)
                                                               Other                                                      All
   Name                                                       Annual         Restricted                                  Other
   and                                                        Compen-          Stock                          LTIP      Compen-
 Principal                                                    sation          Award(s)       Number of       Payouts    sation
 Position              Year      Salary ($)      Bonus ($)      ($)             ($)          Options           ($)        ($)
                                                                                (1)                                       (2)
- --------------------------------------------------------------------------------------------------------------------------------

Bruce J. Haber         1994       209,385        199,097        -0-             -0-           70,000           -0-      16,848
     CEO,              1993       191,846        154,594        -0-             -0-           35,000           -0-       9,799
  President            1992       176,961        168,977        -0-           100,000        510,000           -0-       9,656
- --------------------------------------------------------------------------------------------------------------------------------
Louis Buther           1994       114,058         89,365        -0-             -0-           17,500           -0-       1,766
Vice President         1993       107,363         62,603        -0-             -0-           15,000           -0-       1,581
                       1992       102,654         68,101        -0-             -0-           90,000           -0-       1,656
- --------------------------------------------------------------------------------------------------------------------------------
Ernest Nelson          1994        85,346         46,445        -0-             -0-           10,000           -0-       1,228
Vice President         1993        82,056         39,000        -0-             -0-           15,000           -0-       1,340
                       1992        81,776         54,000        -0-             -0-           50,000           -0-       1,656
- --------------------------------------------------------------------------------------------------------------------------------

(1) The restricted stock awards are based upon the dollar value of restricted stock, calculated by multiplying the closing market price of the Registrant's unrestricted stock on the date of grant by the number of shares awarded on that date.

(2) Includes contributions to the Company's 401(K) Plan and in the case of Bruce Haber, all other compensation includes insurance premiums paid for a whole life policy which Mr. Haber is allowed to designate the beneficiary.


     During the past three fiscal years, the Company has not granted stock appreciation rights. In addition, the Company does not have a defined benefit or actuarial plan. See Section 401(k) or deferred retirement plan regarding the cash or deferred retirement plan pursuant to Section 401(k) of the Code.
Outside directors currently receive $16,000 annual compensation for their services as directors, $4,000 for services on each Audit and Compensation Committee and are eligible to receive stock options.

                               OPTION GRANTS TABLE

     The information provided in the table below provides information with respect to individual grants of stock options during fiscal 1994 of each of the executive officers named in the summary compensation table above. The Company did not grant any stock appreciation rights during 1994.


                        OPTION GRANTS IN LAST FISCAL YEAR



                                                                                                             Potential
                                                                                                        Realizable Value at
                                                                                                           Assumed Annual
                                                                                                       Rates of Stock Price
                                                                                                            Appreciation
                                     Individual Grants                                                  for Option Term (2)
                                --------------------------                                            -----------------------
      (a)                         (b)               (c)              (d)             (e)                (f)             (g)
                                                   % of
                                                   Total
                                                 Options/
                                                Granted to
                                Options          Employees         Exercise        Expira-
                                Granted          in Fiscal          Price           tion
      Name                      (#)(3)           Year (1)          ($/Sh)           Date               5% ($)         10% ($)
- -----------------------------------------------------------------------------------------------------------------------------

Bruce Haber                     70,000             38.8            10.00           6/13/04             440,300      1,113,000

Louis Buther                    17,500              9.7             9.88           7/06/04             108,675        275,100
Ernest Nelson                   10,000              5.5            10.00           6/13/04              62,900        159,000


N/A - Not Applicable.
(1) The percentage of total options granted to employees in fiscal year is based upon options granted to officers, directors and employees.

(2) The potential realizable value of each grant of options assumes that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at annualized rates of 5% and 10%, respectively, and after subtracting the exercise price from the potential realizable value.

     The information provided in the table below provides information with respect to each exercise of stock option during fiscal 1994 by each of the executive officers named in the summary compensation table and the fiscal year end value of unexercised options.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
    (a)              (b)      (c)             (d)                (e)
                                                               Value of
                                            Number of        Unexercised
                   Shares                  Unexercised       In-the-Money
                  Acquired                 Options at          Options
                     on      Value          FY-End (#)        at Fy-End($)
                  Exercise  Realized       Exercisable/       Exercisable/
   Name             (#)      ($)(1)       Unexercisable     Unexercisable(1)
- --------------------------------------------------------------------------------
Bruce Haber         -0-       -0-         658,334/6,666     3,167,417/48,333
- --------------------------------------------------------------------------------
Louis Buther      5,000      28,750       131,833/1,000        586,745/7,250
- --------------------------------------------------------------------------------
Ernest Nelson       -0-       -0-          86,999/1,667       386,076/12,083
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

- --------------------------
(1) The aggregate dollar values in column (c) and (e) are calculated by determining the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at exercise or fiscal year end, respectively. In calculating the dollar value realized upon exercise, the value of any payment of the exercise price is not included.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three board members, namely, Bruce J. Haber, the Company's the Chief Executive Officer ("CEO"), Renee Steinberg, the Company's Secretary, and K. Deane Reade, Jr. This Committee is responsible for reviewing, determining and recommending to the Board the annual salary, bonuses, stock option grants, stock awards and other compensation of the executive officers of the Company.

     The report describes the policies and rationales of the Committee in establishing the principal components of executive compensation in 1994. The Committee's review and determination of executive compensation includes consideration of the following factors: (a) compensation surveys of similar size companies, (b) past and future performance contributions of each executive officer, (c) the performance of the Company, both separately and relative to similar size companies, (d) historical compensation levels and (e) recommendations of independent board members with respect to compensation competitiveness.

     Under the direction of the Committee, the Company has developed a compensation strategy designed to compensate its executives on a competitive basis relative to performance and comparable to other companies of similar size. The program is intended to (a) reward executives for long-term strategic management and the enhancement of shareholder value, (b) facilitate the Company's short- and long-term planning process and (c) attract and retain key executives critical to the long-term success of the Company.

     Compensation for each of the Named Executives consists of a fixed base salary and variable components, including both short- and long-term incentive compensation in the form of bonuses, stock option grants and stock awards. An annual salary and performance incentive plan for each of the Company's executive officers, other than the CEO, based on the above-described considerations and the Company's compensation strategy, has been developed and prepared under the direction of the CEO and approved by the Committee. Subject to the CEO's contractual rights in his employment contract, the Committee reviews and fixes the CEO's compensation based on similar data as well as an assessment of his past and future contributions in leading the Company toward its objectives.

     Based on the Company's profitable operations over the past eight years, the Committee believes that the Company's executive management is dedicated to its corporate objectives of achieving significant improvements in long-term financial and operating performance. The executive compensation program outlined below is designed to implement this strategy by rewarding management for achieving these objectives.

     BASE SALARY. The Company's base salary is designed to recognize the sustained and cumulative effect on long-term results that its executives have demonstrated. The base salary is a remuneration for services provided and is fixed at levels which are competitive with amounts paid to executives at comparable companies.

     SHORT-TERM INCENTIVES. Short-term incentives in the form of annual bonuses are paid to each of the Executives named in the summary compensation table to recognize performance that is related to the achievement of key financial and operating objectives that have been established for a fiscal year. Since short-term incentives should generally reflect one year contributions, the size of the payments may vary considerably from year to year, depending on performance. At the beginning of each year, performance goals for the purposes of determining annual incentive compensation are established in each of the Company's divisions as well as in certain staff departments. These goals are objective, measurable and controllable by the responsible executive.

     LONG-TERM INCENTIVES. The Committee recognizes that long-term incentive compensation is a substantial component of the total pay package linking executive pay and corporate performance. At the Company, long-term incentive compensation in the form of equity based compensation is intended to link the interests of its executives with the interests of the Company's shareholders. The payment of stock option grants and stock grant awards are designed to be issued to executives when the Company has provided the shareholders with an acceptable return on their investment over a prolonged period of time.

     CHIEF EXECUTIVE OFFICER'S 1994 COMPENSATION. As more specifically set forth in the Summary of Compensation table, Mr. Haber earned during fiscal 1994, an annual salary of $209,385 (computed at the rate of $210,000 per annum) and an annual bonus of $199,097 equal to 7% of the Company's income before deducting taxes and the amount of his bonus in accordance with his employment contract.
In addition, Mr. Haber received options to purchase 70,000 shares of the Company's Common Stock at the then current fair market value at the time of grant.

     In determining Mr. Haber's 1994 compensation, the Committee considered the factors applied to the compensation of all executive officers as discussed above. The Committee decided that, based on these criteria, the Company's performance was successful. The Committee decided that Mr. Haber's total 1994 compensation package reflects the Company's overall performance based on the creation of shareholder value, cash flow, and net income and that his annual bonus which was based upon the terms of his employment contract, compares to that paid to CEO's of similar sized companies.

                    The foregoing report has been
                    approved by all members of the
                    Committee.
                    Renee Steinberg, Chairperson
                    K. Deane Reade, Jr.
                    Bruce J. Haber

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three board members, namely, Bruce J. Haber, the Company's the Chief Executive Officer ("CEO"), Renee Steinberg, the Company's Secretary, and K. Deane Reade, Jr. As Chief Executive Officer, Mr. Haber is a full time employee of the Company. Neither Renee Steinberg nor K. Deane Reade, Jr. are employees or executive officers of the Company. Mr. Haber, who is the only executive officer of the Company who served as a member of its Compensation Committee during the last fiscal year, does not serve on the compensation committee or as a director of any other entity (excluding subsidiaries of the Company).

COMPARATIVE PERFORMANCE BY THE COMPANY

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on its Common Stock with the cumulative shareholder return of (1) a broad equity market index, and (2) a published industry index or peer group for the past five years. Such chart compares the performance of the Company's Common Stock with (1) the NASDAQ Stock Market Index and (2) a group of public companies each of whom are listed in the peer group machinery, equipment and supplies and assumes an investment of $100 on December 1, 1989 in each of the Company's Common Stock, the stock comprising the NASDAQ Stock Market index and the stocks of the machinery, equipment and supplies.

                                   [GRAPH]


                                 LEGEND

CRSP TOTAL RETURNS INDEX FOR:                11/30/89 11/30/90 11/29/91 11/30/92 11/30/93 11/30/94
- -----------------------------                -------- -------- -------- -------- -------- --------
Micro Bio-Medics, Inc.                        100.0     88.9    145.7    261.7    493.8    375.3
Nasdaq Stock Market (US Companies)            100.0     81.1    121.0    152.3    175.3    175.6
NASDAQ Stock (SIC 5080-5089 US+Foreign)       100.0    109.2    164.9    186.4    270.1    222.5
Machinery, Equipment, and Supplies


NOTES:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The Indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
    D. The index level for all series was set to $100.0 on 11/30/89.

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company recently entered into a new five-year employment agreement with Bruce J. Haber which agreement contains an automatic one year renewal feature, unless either party elects to terminate after giving the other party at least 180 days prior written notice. Pursuant to this agreement, Mr. Haber has agreed to devote his full time and efforts to the business of the Company and to serve as the Company's President and Chief Executive Officer. Mr. Haber is currently receiving a base salary of $225,000 per annum which compensation is increased annually by at least $5,000 per annum until the termination of the agreement, subject to additional increases at the discretion of the Board of Directors.
Mr. Haber is also entitled to be paid each year an annual bonus for the most recently completed fiscal year equal to no less than 7% of the Company's income before income taxes and Mr. Haber's bonus. Mr. Haber received a whole-life policy covering his life, presently in the sum of $2,000,000 and the use of a
Company motor vehicle.   In the event Mr. Haber's employment agreement is
terminated for any reason other than his willful misconduct, then Mr. Haber shall be entitled, as liquidated damages, to an amount of money equal to the greater of $2,000,000 or the sum of five years compensation. In the event there is a dispute as to the amount of liquidated damages payable to Mr. Haber, then on the termination date the Company shall be required to pay into an interest bearing escrow account, the sum of $4,000,000 less the amount of liquidated damages paid to Mr. Haber which is not in dispute. Mr. Haber will continue to receive his full compensation during the continuation of any dispute.

     If there is a substantial change in the management of the Company, wherein any Board of Directors that may be elected becomes opposed to, or acts contrary to, the policy of the Board of Directors now in control of the Company and, as a result thereof, Mr. Haber, in his sole discretion, finds it difficult for him to work harmoniously and effectively with any such Board of Directors of the Company, or the Board of Directors of the Company shall determine that Mr. Haber shall not be the President and Chief Executive Officer of the Company, or Mr. Haber shall not be elected as a member of the Board of Directors of the Company, then, in any of such events, Mr. Haber shall have the absolute right and option to resign upon giving the Company 60 days written notice of his intention to do so. Upon such resignation, Mr. Haber shall be entitled to the liquidated damages and expenses as set forth above in consideration of Mr. Haber's agreement not to compete with the Company for a period of one year following his resignation.

     Pursuant to Mr. Haber's employment agreement, the Company is obligated to provide to Mr. Haber indemnification for any claim or lawsuit which may be asserted against him when acting in his capacity as an officer and director of the Company provided said indemnification is not in violation of any federal or state law, rule or regulations.

     On January 1, 1988, Mr. Caligor commenced serving the Company as a part-time consultant at an annual cash compensation of $100,000. Mr. Caligor's consulting contract which originally provided for a termination date of December 31, 1990 was extended by the Company's Board of Directors and currently terminates on December 31, 1996.

STOCK OPTION PLANS

     An Incentive Stock Option Plan (the " 1982 Incentive Plan") was adopted by the Board of Directors on February 24, 1982 and terminated on February 24, 1992 as to the granting of new options. The 1982 Plan, which was approved by stockholders in 1982, provided that an aggregate of 166,666 shares of the Company's Common Stock were issuable, subject to adjustment in the event of changes in the capital structure of the Company. Employees of the Company were eligible for selection as participants.

     Under the 1982 Plan, an option may be exercised only if the participant has been continuously employed by the Company for a period of one year since the date of grant of the option, and pursuant to a five year exercise schedule. The purchase price of any shares on exercise of options so granted was generally 100% of the fair market value of said shares on the date of the grant. An optionee who terminates his employment with the Company other than by reason of his death may not exercise or transfer his option. The lawful heirs and/or beneficiaries of a deceased optionee may exercise such options for a period of six months after the optionee's death.

     The 1982 Plan is administered by the Board of Directors, which has full power to construe and administer the 1982 Plan and has the responsibility of determining which potential participants were to be granted options thereunder, the number of shares or options to be granted and the terms and conditions thereof. The criteria used by the Board of Directors in determining the amount of stock options granted to each employee was based upon employee performance, employee contribution and length of service with the Company; however, no more than $100,000 in value (measured at the date of grant of the Option) of shares of the Common Stock of the Company was granted to any one individual under the 1982 Plan.

     During fiscal 1994, 1993 and 1992, 12,666 shares, 15,333 shares and 15,168 shares, respectively, of the Company's Common Stock were issued at exercise prices ranging from $2.25 per share to $4.00 per share. As of November 30, 1994, the Company has 111,334 options outstanding under the 1982 Plan at exercise prices ranging from $2.25 per share to $4.00 per share.

     On April 14, 1989, the Board of Directors adopted and the shareholders later approved a 1989 Non-qualified Stock Option Plan, (the "1989 Plan"), in order to attract and retain qualified employees, officers and directors. Under the 1989 Plan, options to purchase a maximum of 416,666 shares of Common Stock may be granted to employees, officers and directors of the Company. If any options granted under the 1989 Plan expire or terminate for any reason without having been exercised in full, the unpurchased shares shall become available for further options pursuant to the 1989 Plan. The 1989 Plan also provides that no options may be granted after April 13, 1999.

     The 1989 Plan is administered by the Board of Directors of the Company or by a Stock Option Committee appointed by the Board which consists of not less than three directors. The maximum term of any option under the Plan is ten years. The Board of Directors or Committee appointed by the Board determines which employee, officer or director shall have options under the 1989 Plan, the number of shares of Common Stock that may be purchased under each option, the option price and all other provisions of the respective option agreements (which need not be identical), including but not limited to provisions concerning the time or times when, and the extent to which, the options may be exercised and any limitations upon the transferability of such shares.

     As of November 30, 1994, the Company had outstanding options under the 1989 Plan to purchase an aggregate of 404,900 shares of the Company's Common Stock at exercise prices from $2.25 per share to $4.00 per share to various officers and members of the Board of Directors. As of November 30, 1994, substantially all of these options are exercisable. During fiscal 1994, 1993 and 1992, 4,000 shares 4,333 shares and 3,333 shares, respectively, of the Company's Common Stock were issued at exercise prices ranging from $2.25 to $4.00 per share.
Each option granted under the 1989 Plan is non-transferable, may be exercised only if the participant has been continuously a director, consultant or employee of the Company. However, in the case of death, the lawful heirs and/or beneficiaries of a deceased optionee may exercise such options for a period of six months after the optionee's death.

     On January 28, 1992, the Board of Directors of the Company adopted a Stock Option Plan (the "1992 Plan") which was approved by stockholders on September 17, 1992. The 1992 Plan currently covers 850,000 shares of Common Stock. The 1992 Plan authorizes the issuance of the options covered thereby as either "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended, or as "Non-Statutory Stock Options." Persons eligible to receive options under the 1992 Plan includes employees, directors, officers, consultants or advisors, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital raising transaction; however, only employees are eligible to receive an Incentive Option. The 1992 Plan also provides that no options may be granted after January 27, 2002.

     The 1992 Plan is administered by the Company's Board of Directors or a stock option committee consisting of three members of the Board which has the authority to determine the persons to whom options shall be granted, whether any particular option shall be an Incentive Option or a Non-Statutory Option, the number of shares to be covered by each option, the time or times at which options will be granted or may be exercised and the other terms and provisions of the Options. An Optionee of a Stock Option who terminates his employment with the Company, other than by reason of his death or disability, may not exercise his Option. The lawful heirs or beneficiaries of a deceased Optionee may exercise Stock Options for a maximum period of six months after the Optionee's death, so long as the Option has otherwise not expired. All Stock Options are non-transferable except by will or the laws of descent and distribution.

     The 1992 Plan also provides that: (i) the exercise price of options granted thereunder is not less than 100% (or in the case of an Incentive Option, 110% if the optionee owns 10% or more of the outstanding voting securities of the Company) of the fair market value of such shares on the date of grant, as determined by the Board or Stock Option Committee, and (ii) no option by its terms may be exercised more than ten years (five years in the case of an Incentive Option, where the optionee owns 10% or more of the outstanding voting securities of the Company) after the date of grant. Any options which are canceled or not exercised within the option period become available for future grants.

     As of November 30, 1994, the Company has under the 1992 Plan Incentive and Non-Statutory Stock Options outstanding to purchase 795,100 shares of the Company's Common Stock at exercise prices ranging from $4.00 per share to $10.25 per share. Stock Options covering 647,640 shares are currently exercisable and the balance vests between 1994 and 1998.

SECTION 401(k) OR DEFERRED RETIREMENT PLAN

     Effective December 1, 1985, the Company initiated a cash or deferred retirement plan pursuant to Section 401(k) of the Code (the "Plan"). All employees are eligible to enroll and to receive benefits under the Plan, beginning February 1, 1986, the commencement date of the plan. Employees can elect to contribute up to 20% of their compensation to the Plan and the Company will make matching contributions in an amount equal to 20% of the amount of the Participant's contribution that is not in excess of 5% of compensation. A Participant shall at all times have a one hundred (100%) percent vested interest in his contribution Account. Any distributions to be made under the Plan to a Participant will begin not later than the 60th day after the latest of the close of the Plan year in which (a) the Participant attains his normal retirement age (i.e. 59-1/2), or (b) the date the Participant terminates his employment with the Company, or (c) such later date pursuant to his written election. Prior to retirement, Plan savings may be payable upon an employee's death (payable to his or her designated beneficiary), disability (as defined in the Plan) or termination by the Company. Plan savings are payable, at the Plan Administrator's option, in either one lump sum or in installments. The Participant may be consulted prior to making such determination. For the fiscal years ended November 30, 1994, 1993 and 1992, the Company's matching contributions amounted to $29,985, $24,687, and $24,942, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     On January 28, 1992, the Company sold for services rendered 25,000 shares of the Company's Common Stock to Bruce Haber.

     On March 31, 1993, the Company issued 72,376 shares, later adjusted to 71,229 shares, as part of the consideration to acquire Harrisburg Surgical Supply Incorporated from an unaffiliated third party. Mr. Haber had the right to vote these shares until the transfer of these shares to an unrelated third party which took place on March 31, 1995.

     In November 1993, the Company completed the sale in a private placement offering of $3,000,000 of its 7% Convertible Subordinated Debentures Due October 30, 2003. K. Deane Reade, Jr. purchased $130,000 of the Debentures and may be deemed to have a beneficial ownership in an additional $70,000 purchased in the private placement.

                                 PROPOSAL NO. 2
               PROPOSAL TO RATIFY, ADOPT AND APPROVE AN AMENDMENT
            TO THE 1992 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

                  MANAGEMENT RECOMMENDS THAT YOU VOTE IN FAVOR
                  OF THE RATIFICATION, ADOPTION AND APPROVAL OF
                  CERTAIN AMENDMENTS TO THE 1992 INCENTIVE AND
                        NON-STATUTORY STOCK OPTION PLAN.

                THIS PROPOSITION WILL BE DECIDED BY A MAJORITY OF
                THE VOTES CAST AT THE MEETING OF STOCKHOLDERS BY
                 THE HOLDERS OF SHARES ENTITLED TO VOTE THEREON.

     The information which follows contains a description of the 1992 Plan followed by a discussion of the proposed amendments to the 1992 Plan as approved by the Board of Directors.

GENERAL

     The 1992 Incentive and Non-Statutory Stock Option Plan, (the "1992 Plan"), was approved by the Board of Directors on January 28, 1992 and by the Company's stockholders on September 17, 1992. The 1992 Plan currently covers 850,000 shares of Common Stock, subject to adjustment of shares under the anti-dilution provisions of the 1992 Plan. The Board of Directors has approved an increase in the number of shares which may be made the subject of Options under the 1992 Plan to 1,350,000 shares. The 1992 Plan authorizes the issuance of the options covered thereby as either "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended, or as "Non-Statutory Stock Options." Persons eligible to receive options under the 1992 Plan include employees, directors, officers, consultants or advisors, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital raising transaction; however, only employees are eligible to receive an Incentive Option. The 1992 Plan also provides that no options may be granted after January 27, 2002. The 1992 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 as amended ("ERISA").

ELIGIBILITY AND PARTICIPATION

     Incentive Stock Options Under this Plan may be granted under this Plan only to officers (who are employees) and to other key employees of (a) the Company and (b) "subsidiaries" of the Company. A director of the Company or any subsidiaries may receive an Incentive Stock Option under this Plan if such person is otherwise an employee of the Company and/or any subsidiaries. An employee, director or officer of the Company (or any subsidiaries), may receive a Non-Statutory Stock Option. In addition, consultants and advisors who the Board determines is providing bona fide services to the Company or any subsidiaries, whether or not otherwise compensated, may receive a Non-Statutory Stock Option so long as the Plan would continue to qualify as an Employee Benefit Plan under the Securities Act of 1934, as amended. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Board may take into account the nature of the services rendered by, and the responsibilities borne by, such respective persons, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant. Under the 1992 Plan, the aggregate fair market value (determined at the time the option is granted) of the Optioned Stock for which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all such Plans of the individual's Employer Corporation and its parent and subsidiary corporation) shall not exceed $100,000. More than one option may be granted to any optionee. Subject to the number of shares covered by the Plan, no further restrictions are placed on the Board of Directors in determining eligibility or participation for granting options or the amount of options which may be granted to, any director or executive officer, any other officer, and any employee. The Company and its subsidiaries, employ approximately 270 persons, each of whom are eligible to participate in the 1992 Plan at the discretion of the Board of Directors.

     The table provided below contains information on the benefits provided to certain persons and groups of persons under the 1992 Plan. As of April 18, 1995, the Company has granted options to purchase 970,700 shares at exercise prices ranging from $4.00 to $10.25 per share. Except as provided in the table below, no other benefits under the 1992 Plan are determinable at the present time.

                                  PLAN BENEFITS


                                                 Net                Number
                                             Realizable            of Shares
Name and Position                             Value (1)           Unexercised
- -----------------------------------------------------------------------------

Bruce Haber                                  $1,461,500             428,000
- -----------------------------------------------------------------------------
Louis Buther                                 $  277,500              95,000
- -----------------------------------------------------------------------------
Ernest Nelson                                $  167,500              65,000
- -----------------------------------------------------------------------------
Board Nominees
as a Group
(four persons)                               $1,712,000             533,000
- -----------------------------------------------------------------------------
All Executive
Officers as a
group
(five persons)                               $1,928,500             596,500
- -----------------------------------------------------------------------------
All Non-Executive
directors as a group
(three persons)                              $  250,500             105,000
- -----------------------------------------------------------------------------
Non-Executive Officer
Employee Group                               $  568,675             269,200
- -----------------------------------------------------------------------------

- --------------
(1) Based on the fair market value (approximately $9.50 per share) of the Company's Common Stock on April 18, 1995 less the applicable exercise price.


ADMINISTRATION

     The 1992 Plan is administered by the Company's Board of Directors or a stock option committee consisting of three members of the Board which has the authority to determine the persons to whom options shall be granted, whether any particular option shall be an Incentive Option or a Non-Statutory Option, the number of shares to be covered by each option, the time or times at which options will be granted or may be exercised and the other terms and provisions of the Options.

     The Board's determination on all matters shall be conclusive and binding on the Company and on all Optionees and their legal representatives. Since the administration of the 1992 Plan is delegated to a Committee consisting of three directors including Bruce J. Haber, K. Deane Reade Jr. and Renee Steinberg, the Committee has the powers to administer the Plan theretofore possessed by the Board. The Committee's powers are subject, however, to such resolutions as may from time to time be adopted by the Board in exercise of the Board's final power to determine questions of policy and expediency which arise in connection with the Plan. The Board at any time by resolution may abolish the committee, revest the administration of the Plan in the Board or grant options during the existence of the Committee.

TERM OF PLAN

     The Board of Directors may terminate the 1992 Plan at any time. Termination of the Plan will not affect rights and obligations theretofore granted and then in effect. No options may be granted later than January 27, 2002.

OPTION PRICE AND DURATION OF OPTION

     The 1992 Plan also provides that: (i) the exercise price of options granted thereunder is not less than 100% (or in the case of an Incentive Option, 110% if the optionee owns 10% or more of the outstanding voting securities of the Company) of the fair market value of such shares on the date of grant, as determined by the Board or Committee, and (ii) no option by its terms may be exercised more than ten years (five years in the case of an Incentive Option, where the optionee owns 10% or more of the outstanding voting securities of the Company) after the date of grant. Any options which are canceled or not exercised within the option period become available for future grants.

EXERCISE OF OPTIONS

     An Option granted under the Plan shall be exercisable at such time or times, whether or not in installments, as the Board shall prescribe at the time the Option is granted. An Option which has become exercisable may be exercised in accordance with its terms as to any or all full shares purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares which have become so purchasable are less than 100 shares. Except as stated below, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an employee of the Company or any subsidiaries and shall have been continuously employed by the Company or any subsidiaries since the date of grant. In the case of Optionee's death, the lawful heirs or beneficiaries of a deceased Optionee may exercise Incentive Stock Options for a maximum period of six months after the Optionee's death, so long as the Option has otherwise not expired.

     In the event of termination of employment of a person to whom an Incentive Stock Option has been granted under the Plan by reason of the disability of such person, the optionee may exercise his Incentive Stock Option at any time within one year after such termination of employment but in no event after the day in which the Incentive Stock Option would otherwise terminate, to the extent of the number of shares covered by his Incentive Stock Option which were purchasable by him at the date of the termination of employment.

     In the case of Non-Statutory Stock Options, the disability or death of optionee shall not terminate the options granted to an officer, director or employee so long as such officer, director or employee was continuously performing services for the Company up to the date of his disability or death, as the case may be.

PAYMENT OF EXERCISE PRICE

     Except as described below, the purchase price of the shares shall be paid by cash in full, together with any applicable income tax and other withholding amounts upon exercise of the option. In June 1993 the stockholders approved certain amendments to the 1992 Plan to:

     (1) permit all or any part of the incentive stock options granted on or after June 15, 1993 and all or any part of the non-statutory stock options granted at any time under the Plan (including those previously granted by the Board or a Committee thereof) to be exercised to the extent permitted by the Board or a Committee thereof, through the payment of cash and/or shares of Common Stock of the Company or through a cashless exercise program which may be established by the Board or a Committee thereof.

     (2) to authorize the Board or a Committee thereof in its sole discretion to establish a program, if any, in which option holders may deliver shares of the Company or have the Company withhold shares otherwise issuable upon exercise of an option in order to satisfy federal and state withholding tax liability with respect to the grant of an option, its exercise or any payment or transfer under such option.

     Notwithstanding anything contained herein to the contrary, incentive stock options granted prior to the adoption by stockholders of these amendments in June 1993 shall be administered by the Board or a Committee thereof pursuant to the 1992 Plan as it existed at the time of grant. In addition, the exercise price of all options and all withholding tax requirements, if any, must be paid in cash or check unless (a) the Company's agreement with its institutional lender permits the Company to reacquire its shares in the manner contemplated herein and (b) the Board of Directors or a Committee thereof, consents to such provisions by Board resolution subject to its right to withdraw its consent.

TRANSFERABILITY

     All Stock Options are non-transferable except by will or the laws of descent and distribution.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     Subject to compliance with the requirements for qualification of the Plan and of the Options issued or to be issued thereunder as

"Incentive Stock Options" under applicable provisions of federal laws and regulations, the aggregate number and class of shares as to which Options may be granted under the Plan, the number and class of shares covered by each outstanding Option and the price per share thereof (but not the total price), and each such Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividends, or any other increase or decrease in the number of issued shares of Common Stock of the Company without receipt of consideration by the Company.

     In case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock of the class issuable upon exercise of the Options) or in case of any sale or conveyance to another corporation of the property of the Company as an entity or substantially as an entity where part or all of the consideration received by the Company includes securities of the acquiring corporation, the Company, or such successor or acquiring corporation, as the case may be, shall provide that the holder of each Option then outstanding shall have the right thereafter to receive an Option convertible into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Company into which such Option might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. This paragraph shall apply to all incentive stock options granted on or after May 1, 1994 and to all non-statutory stock options granted under the Plan. Any Incentive Stock Option granted prior to May 1, 1994 must be exercised before the effective date of the consolidation or merger where the Company is not the surviving corporation (but in no event later than its expiration date) and if not exercised, such options will generally terminate.

TAX CONSEQUENCES

     Incentive stock options granted under the 1992 Plan are designed to qualify for the special tax treatment for incentive stock options provided for in the Internal Revenue Code (the "Code"). Under the provisions of the Code, an optionee who at all times from the date of grant until three months before the date of exercise is an employee of the Company, and who holds the shares of Common Stock obtained upon exercise of his incentive stock option for two years after the date of grant and one year after exercise, will recognize no taxable income on either the grant or exercise of such option and will recognize capital gain or loss on the sale of the shares. If such shares are held by the optionee for the required holding period, the Company will not be entitled to any tax deduction with respect to the grant or exercise of the option. If such shares are sold by the optionee prior to the expiration of the holding periods described above, the optionee will recognize ordinary income upon such disposition. Upon the exercise of an incentive stock option, the optionee will incur an item of tax preference equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, which may subject the optionee to the alternative minimum tax.

     The grant of a non-qualified option pursuant to the 1992 Plan will generally speaking result in neither taxable income to the optionee nor a tax deduction to the Company; however, when an optionee exercises such an option, he or she will realize, for Federal income tax purposes, ordinary income in the amount of the difference between the option price and the then market value of the share, and the Company will be entitled to a corresponding deduction. Any such ordinary income may be subject to Federal income tax withholding at the time of such exercise and will increase the optionee's tax basis for the purpose of computing gain or loss on the later sale or exchange of the shares. Officers and directors, if any, who are subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to different tax consequences upon exercise of their options, unless they file an election under Section 83(b) of the Internal Revenue Code within 30 days of such exercise.

     Because of frequent changes in the tax law, the Company recommends that optionees ascertain the status of the federal, state and local law (and proposed legislation) as it applies to their individual situation prior to the exercise of options and also prior to the time of any disposition of Common Stock acquired upon exercise of the options.

     State and foreign tax consequences vary from jurisdiction to jurisdiction, and each optionee should consult with his or her own tax adviser as to the effect of these taxes as well as the effect of the Federal income tax, in his or her particular case.

PROPOSED AMENDMENTS TO THE 1992 PLAN

     The Board of Directors of the Company has unanimously approved certain amendments to the 1992 Plan as described below and in Exhibit A. (Such exhibit contains the full text of the proposed amendments and is incorporated by reference as if set forth herein in its entirety.) The proposed amendments would: (a) increase the number of shares which may be made the subject of options under the 1992 Plan from 850,000 shares to 1,350,000 shares ("Proposal 2(a)"); (b) upon the occurrence of an Acquisition Event (as defined in paragraph 2 of the 1992 Plan contained in Exhibit A), at the election of an optionee, permit each optionee to exercise all or any portion of such optionee's exercisable Options by borrowing from the Company, and the Company shall be obligated to loan such optionee, an amount equal to the aggregate exercise price of such Options intended to be exercised by such optionee. Such optionee shall use the proceeds of such loan to exercise such Options. Such optionee shall issue to the Company a promissory note made by such optionee in a principal amount equal to the amount of such loan.

The optionee shall pledge to the Company to secure the repayment of such loan all shares of Common Stock issued to the optionee upon exercise of Options pursuant to this paragraph. At the time of such loan, such loan shall have a rate of interest and such loan and pledge shall have such additional terms and conditions all as determined by the Board or a Committee thereof ("Proposal 2(b)"); (c) upon the occurrence of a Change of Control as set forth in clause (iv) of the definition thereof contained in Paragraph 2 of the 1992 Plan (see Exhibit A), or upon the occurrence of a Change of Control as set forth in clause (i), (ii) or (iii) of the definition thereof contained in Paragraph 2 of the 1992 Plan (see Exhibit A), which Change of Control is not approved by a vote of at least eighty percent (80%) of the directors that constitute the Board immediately prior to the occurrence of such Change of Control, terminate all Options as of the time immediately prior to the occurrence of such Change of Control and the respective optionees shall surrender all of their unexercised Options for cancellation by the Company and, upon such surrender, the optionee shall receive (1) the cash, securities or other consideration he would have received had he been entitled to exercise, and had he exercised, such Option or Options immediately prior to such Change of Control and had he disposed of his shares issuable upon such exercise in connection with such Change of Control (subject to required deductions and withholdings), minus (2) an amount of cash or fair market value of securities or other such consideration equal to the exercise price of such Option or Options surrendered ("Proposal 2(c)"). Proposal 2(b) and 2(c) shall not apply to (i) all incentive stock options granted prior to stockholder approval of such Proposals, (ii) any non-statutory stock option granted prior to such approval where a written consent is required to be obtained from the optionee whose rights have been adversely affected and such consent is not obtained from the optionee, or (iii) any Option whatsoever where an event of default would be created under the Company's then existing institutional loan(s) and such event of default is not waived prior to such occurrence or cured pursuant to the terms of said loan agreements.

      The proposed amendments to the 1992 Plan are being presented to the stockholders of the Company for their approval as a single proposal. Accordingly, stockholders may not vote separately on Proposals 2(a), 2(b) and 2(c).

     The purpose of the 500,000 share increase in the number of shares which may be the subject of Options under the 1992 Plan in Proposal 2(a) is to cover the anticipated needs of the Company under its compensation strategy to employees, officers and directors of the Company including 149,500 shares which will become exercisable upon receipt of shareholder approval of the proposed increase. See "Compensation Committee Report on Executive Compensation."

     The purpose of Proposals 2(b) and 2(c) is to provide for certain improvements to the 1992 Plan in order to permit the optionees to either exercise their options in the event of an

Acquisition Event (as defined in Exhibit A) or to obtain the benefit of the exercise of their options upon the occurrence of certain changes of control (as defined in Exhibit A), which rights the optionees do not have under the 1992 Plan and to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms length negotiations with the Company's Management and Board of Directors. Because the Company's 1992 Plan is intended to benefit its employees and other persons eligible to receive options under the Plan, the 1992 Plan, as improved by the proposed amendments, would be in the best interests of the Company and its employees. It should be noted that Proposals 2(b) and 2(c) may deter attempts to accumulate securities of the Company and that Proposal 2(c) may deter attempts to takeover the Company without the prior approval of the incumbent Board of Directors. Proposals 2(b) and 2(c) may make it more difficult, expensive and/or time consuming to change majority control of the Company and thus to reduce the vulnerability of the Company to an unsolicited offer to takeover the Company. As more fully described below, the Board believes that such unsolicited offers may not be in the best interests of the Company and its stockholders. Upon balancing the potential advantages to the employees of the Company of the improvements in the option plan and the possible deterrent affect of the amendments on unsolicited offers that may not be in the best interests of the Company and its stockholders against the potential disadvantages regarding deterring a potential takeover attempt or accumulation of securities of the Company which may result in higher market prices and opportunities for the Company's stockholders to sell their stock at higher market prices, the Board of Directors believes that the advantages of the amendments outweighs any potential disadvantages.

     It has been the case that the accumulation of substantial stock positions in public companies by third parties may be a prelude to proposing a non-negotiated acquisition or a restructuring or sale of all or part of the corporation or other similar extraordinary corporate action. Such actions are often undertaken by the third party without advance notice or consultation with management of the corporation. In many cases, the purchaser seeks representation on the corporation's Board of Directors in order to increase the likelihood that his proposal will be implemented by the corporation. If the efforts of the purchaser to obtain representation on the corporation's board are resisted, he may commence a proxy contest to have himself or his nominees elected to the board in place of certain directors, or the entire Board. In some cases, the purchaser may not be truly interested in obtaining control of the corporation, but uses the threat of a proxy fight and/or a non-negotiated acquisition bid for control of the corporation as a means of forcing the corporation to repurchase his equity position at a substantial premium over market price.

     The Board of Directors of the Company believes that a change in control of the Company may negatively impact its ability to negotiate effectively with such purchasers since there is an imminent threat of the removal of the Company's management.

Management is deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help obtain the best price in any transaction involving the Company which may ultimately be undertaken. If the real purpose of a takeover bid is to force the Company to repurchase an accumulated stock interest at a premium price, management faces the risk that if it does not repurchase the purchaser's stock interest, the Company's business and Management will be disrupted, perhaps irreparably. In addition, such a repurchase diverts valuable corporate resources to the benefit of a single stockholder.

     Takeovers or changes in management of the Company which are proposed and effected without prior consultation and negotiation with the Company's Board of Directors are not necessarily detrimental to the Company and its stockholders. However, the Board feels that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.

     The adoption of the proposed amendments may make more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company's stock or the removal of the incumbent Board and could thus have the effect of entrenching incumbent management. At the same time, the proposed amendments may help the Board, if confronted by a surprise proposal from a third party who has recently acquired a block of the Company's stock, to have sufficient time to review the proposal and appropriate alternatives to the proposal and to seek a premium price for the stockholders.

     The proposed amendments are permitted under New York law and are consistent with the rules of the NASD upon which the Company's Common Stock is listed and traded. The amendments are not the result of any specific efforts of which the Company is aware to accumulate the Company's securities or to obtain control of the Company.

                         FINANCIAL AND OTHER INFORMATION

     Accompanying this Proxy Statement is the Company's 1994 Annual Report for its fiscal year ended November 30, 1994. The Company incorporates by reference the financial statements and financial information contained in the Company's 1994 Annual Report.

                                  MISCELLANEOUS

     The principal accountant who has been selected by the Company for the current fiscal year is Miller, Ellin & Co. who served as the Company's independent public accountant for the fiscal year ended November 30, 1994. It is expected that a representative of Miller, Ellin & Co. will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PROPOSALS OF SECURITY HOLDERS

     Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting no later than January 31, 1996.

                              MICRO BIO-MEDICS, INC.

                              Renee Steinberg, Secretary

                                    EXHIBIT A

                               PROPOSED AMENDMENTS
                                     TO THE
                             MICRO BIO-MEDICS, INC.
                        1992 INCENTIVE AND NON-STATUTORY
                         STOCK OPTION PLAN (the "Plan")


     1. Paragraph 2. DEFINITIONS of the Plan is hereby amended by adding the following definition as the first definition of said Paragraph 2.

     "Acquisition Event" means the acquisition by any person, entity or "group" (excluding, for this purpose, the Company, any affiliate of the Company, or any employee benefit plan of the Company or of any affiliate of the Company which acquires beneficial ownership of voting securities of the Company) within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either five percent (5%) or more of the then outstanding shares of Common Stock or five percent (5%) or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

     2. Paragraph 2. DEFINITIONS of the Plan is hereby further amended by adding the following definition immediately following the definition of "Board" in said Paragraph 2.

     "Change of Control" means (i) a merger or consolidation of the Company with or into another corporation which is not an affiliate of the Company or a recapitalization or reorganization of the Company and, immediately upon the consummation of such merger, consolidation, reorganization or recapitalization, the persons who were the shareholders of the Company immediately prior to such merger, consolidation, reorganization or recapitalization do not immediately thereafter own more than fifty percent (50%) of the total voting power of the merged, consolidated, reorganized or recapitalized company's voting securities entitled to vote generally in the election of directors; (ii) the sale of all or substantially all of the assets of the Company to another person or entity which is not an affiliate of the Company; (iii) the acquisition by any person, entity or "group" (excluding, for this purpose, the Company, any affiliate of the Company, or any employee benefit plan of the Company or of any affiliate of the Company which acquires beneficial ownership of voting securities of the Company) within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either fifty percent (50%) or more of the then outstanding shares of Common Stock or fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (iv) during any period of two consecutive years, if persons who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least eighty percent (80%) of the directors then still in office who were directors at the beginning of such period. For purposes of this definition an "affiliate" is any person or entity which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Company and "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

     3. Paragraph 9. EXERCISE OF OPTIONS of the Plan is hereby amended by adding a new subparagraph (e) and (f) as follows (Subparagraphs (e) and (f) shall not apply to (i) all incentive stock options granted prior to stockholder approval of such subparagraphs, (ii) any non-statutory stock options granted prior to such approval where a written consent required under paragraph 14 of the 1992 Plan is not obtained) or (iii) any Option whatsoever where an event of default would be created under the Company's then existing institutional loan(s) and such event of default is not waived prior to such occurrence or cured pursuant to such loan agreements:

     (e) Upon the occurrence of an Acquisition Event, at the election of an optionee, such optionee shall be permitted to exercise all or any portion of such optionee's exercisable Options by borrowing from the Company, and the Company shall be obligated to loan such optionee, an amount equal to the
aggregate exercise   price of such Options intended to be exercised by such
optionee. Such optionee shall use the proceeds of such loan to exercise such Options. Such optionee shall issue to the Company a promissory note made by such optionee in a principal amount equal to the amount of such loan. The optionee shall pledge to the Company to secure the repayment of such loan all shares of Common Stock issued to the optionee upon exercise of Options pursuant to this subparagraph (e). At the time of such loan, such loan shall have a rate of interest and such loan and pledge shall have such additional terms and conditions all as determined by the Board or a Committee thereof.

     (f) Upon the occurrence of a Change of Control as set forth in clause (iv) of the definition thereof in Paragraph 2 hereof, or upon the occurrence of a Change of Control as set forth in clause (i), (ii) or (iii) of the definition thereof in Paragraph 2 hereof which Change of Control is not approved by a vote of at least eighty percent (80%) of the directors that constitute the Board immediately prior to the occurrence of such Change of Control, all Options shall terminate as of the time immediately prior to the occurrence of such Change of Control and the respective optionees shall surrender all of their unexercised Options for cancellation by the Company and, upon such surrender, the optionee shall receive (1) the cash, securities or other consideration he would have received had he been entitled to exercise, and had he exercised, such Option or Options immediately prior to such Change of Control and had he disposed of his shares issuable upon such exercise in connection with such Change of Control (subject to required deductions and withholdings), minus (2) an amount of cash or fair market value of securities or other such consideration equal to the exercise price of such Option or Options surrendered.

                  MICRO BIO-MEDICS, INC. - 1995 ANNUAL MEETING
                    TO BE HELD ON JUNE 23, 1995 AT 9:30 A.M.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder of Micro Bio-Medics, Inc., a New York corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated May 22, 1995 and hereby constitutes and appoints Bruce Haber the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Ramada Hotel, at One Ramada Plaza, New Rochelle, N.Y. 10801, on
June 23, 1995 at 9:30 A.M. local time and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

/X/ PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE

1. The election of the four directors nominated by the Board of Directors.

To WITHHOLD AUTHORITY to vote for any individual nominee or nominees write that nominee's or nominees' name(s) in the space provided below.


/ / FOR all nominees listed at right (except     Nominees: Bruce J. Haber
    as marked to the contrary below). Please               Marvin B. Caligor
    mark here.                                             Renee Steinberg
                                                           K. Deane Reade, Jr.

/ / WITHHELD AUTHORITY to vote for all nominees listed at right. Please mark here.


_______________________________________


2. To ratify, adopt and approve certain amendments to the Company's 1992 incentive and Non-Statutory Stock Option Plan.

          FOR          AGAINST        ABSTAIN
          / /            / /            / /

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment of adjournments thereof.

The Board of Directors favor a FOR designation for Proposals 1 and 2.
This proxy when properly executed will be voted as directed. If no decision is indicated the proxy will be for the election of the four named individuals as Directors and in favor of Proposal 2.

PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.


SIGNATURE __________________________

DATE________________________________


SIGNATURE __________________________

DATE________________________________


NOTE: Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.